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                                                                       EXHIBIT 2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in the Form 8-K of Daugherty Resources, Inc. (File No. 0-12185) reporting an event of May 24, 1999, of our report dated April 19, 1999, on the Combined Statement of Revenues and Direct Expenses of Environmental Interests at December 31, 1998. We also consent to all references to us in such Form 8-K, including references to us as experts.

                                           Hall, Kistler & Company, LLP

Canton, Ohio
May 24, 1999